UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 10, 2013

STANDARD GOLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 10, 2013, Standard Gold Holdings, Inc. (the “Company”) entered into a Settlement and Release Agreement (the “Agreement”) with Pure Path Capital Management Company, LLC (“Pure Path”). As previously disclosed in our 10-Q and 10-K filings with the Commission and incorporated herein by reference, Pure Path purchased the Loan Modification Agreement and the NJB Forbearance Agreement directly from NJB Mining, Inc. on December 9, 2011. The Company entered into an amended and restated forbearance agreement with Pure Path (the “Forbearance Agreement”) on December 21, 2011, whereby Pure Path extended the provisions of the NJB Forbearance Agreement. Pure Path provided additional extensions to stay any action of the Forbearance Agreement until August 31, 2013; such extensions were provided without additional consideration.  Michael Markiewicz, a member of the Board of Directors, is the managing member of Pure Path and Tina Gregerson, a member of the Board of Directors and the Company’s Secretary, is a director of Pure Path.

In connection with the assignment of the Forbearance Agreement, the Parties executed an Agreement in Principle setting forth terms of the Forbearance Agreement (collectively the “Pure Path Agreements”). Pursuant to the Pure Path Agreements, Pure Path was to receive participation payments to be received on a quarterly basis for seven years after the final closing at a rate of 5% of adjusted gross revenue as such terms are defined in the Pure Path Agreements, past and future consulting fees for approximately $1,150,000, collection remedies and legal proceedings against the Company including foreclosure on the Deed of Trust, registration rights, rights of first refusal, tag along rights, preemptive rights, exclusive worldwide rights pertaining to financing and joint ventures, and other negative covenants regarding approval of corporate actions.

Pursuant to the Agreement, Pure Path relinquished the foregoing rights and obligations owed to it and agreed to forbear collection remedies and legal proceedings against the Company including foreclosure on the Deed of Trust, and in connection with the settlement and release of various debts of approximately $1,500,000 and the consulting fees owed by the Company and relinquishment of rights by Pure Path, the Company issued 27,000,000 restricted shares and a Promissory Note in the amount of $1,933,345 bearing interest of Eight Percent (8%) per year for the current balance of the amounts owed under the Pure Path Agreements.  The shares will be recorded at the fair market value as of October 9, 2013.

As of the date of this report the Company has 89,223,166 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2013	STANDARD GOLD HOLDINGS, INC.

	By:	/s/ Sharon L. Ullman
Sharon L. Ullman
Chief Executive Officer